EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Quarterly Report of Utix Group, Inc. (the "Registrant") on Form 10-QSB for the quarterly period ending March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Anthony G. Roth, President, Chief Executive Officer and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.



By: /s/ Anthony G. Roth
    ----------------------------------------
        Anthony G. Roth
        President, Chief Executive Officer
        and Director (Principal Executive Officer)
        Dated this 21st day of May, 2007